Exhibit 99.1

ImmunoGen Raises $54.8 Million in Gross Proceeds Through its At-the-Market Facility

Waltham, MA – October 12, 2020 – ImmunoGen, Inc. (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced that it has raised gross proceeds of approximately $54.8 million through its At-the-Market (“ATM") facility pursuant to its Open Market Sale AgreementSM dated as of September 25, 2020 with Jefferies LLC, as sales agent (the “Sale Agreement”), with participation based on interest received from multiple institutional investors. On October 9, 2020, the Company sold approximately 12.7 million shares of the Company’s common stock at a per share purchase price of $4.33, the market price at the time of sale.

The additional funds raised through the ATM strengthen the Company’s balance sheet and will be used to fund the Company’s operations, including, but not limited to, clinical trial activities, supply of drug substance and drug product, pre-commercialization and commercialization activities, capital expenditures, and working capital.

The shares of common stock described above were sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-223507), previously filed with the Securities and Exchange Commission (“SEC”) on March 7, 2018, which became effective upon filing, and a prospectus supplement dated September 25, 2020 and the accompanying prospectus the Company filed with the SEC in connection with the offer and sale of the Company’s common stock pursuant to the Sale Agreement. Copies of the prospectus supplement and the accompanying prospectus may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388. Electronic copies of the prospectus supplement and the accompanying prospectus are also available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT IMMUNOGEN
ImmunoGen is developing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to “target a better now.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements based on management's current expectations. These statements include, but are not limited to, ImmunoGen’s expectations related to: the occurrence, timing, and outcome of potential pre-clinical, clinical, and regulatory events related to ImmunoGen’s product candidates; the presentation of pre-clinical and clinical data on ImmunoGen’s product candidates; and the expected uses of the proceeds from the sales of the Company’s common stock described in this press release. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Various factors could cause ImmunoGen’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the timing and outcome of ImmunoGen’s pre-clinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of pre-clinical studies, clinical trials, and regulatory processes; ImmunoGen’s ability to financially support its product programs; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and resulting impact on ImmunoGen’s industry and business; and other factors more fully described in ImmunoGen’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the Securities and Exchange Commission.

INVESTOR RELATIONS AND MEDIA

ImmunoGen

Courtney O’Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com